                                                                Exhibit 23.4




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 9, 1996, (October 22, 1996 for Note 11, 3rd paragraph) relating to the consolidated financial statements of Jubliee Gaming Enterprises, Inc. and Subsidiary as of December 31, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.





/s/ Schechter Dokken Kanter
Andrews & Selcer Ltd
Schechter Dokken Kanter
Andrews & Selcer Ltd





Minneapolis, Minnesota
January 16, 1997